                                    EXHIBIT 10.14

                              Gaz de France Distribution
                                      Agreement

                                DISTRIBUTION AGREEMENT


     This Distribution Agreement (this "Agreement") is made to be effective as of the 13th day of July, 2000, by and between PHOENIX GAS SYSTEMS, LLC ("PGS"), GAZ de FRANCE, a French public utility company ("GDF") and, for sections 3.3, 3.4, 3.5 3.6 and 12.2, HYDROGEN BURNER TECHNOLOGY CORPORATION ("HBT").

     As consideration for the mutual covenants, promises and agreements contained herein, the parties agree as follows:

              1. CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

              1.1 "PGS" means PHOENIX GAS SYSTEMS, LLC, a limited liability company organized and existing under the laws of California, U.S.A. and its Affiliates.

              1.2 "GDF" means GAZ de FRANCE, a French public utility company organized and existing under the laws of France and its Affiliates.

              1.3 "HBT" means Hydrogen Burner Technology, a California corporation, and its Affiliates.

              1.4 "AFFILIATES" means all persons who control, are controlled by or are under common control with a person.

              1.5 "SYSTEMS" means the industrial hydrogen generating systems manufactured by PGS for industrial utilization and refueling stations, as described in Exhibit 1.5 to this Agreement. PGS may, from time to time, modify the systems described in Exhibit 1.5 or substitute new versions or designs thereof and Exhibit 1.5 shall thereupon be amended accordingly.

              1.6 "PARTS" means replacement parts, components, modules, sub-assemblies and materials for Systems.

              1.7    "PRODUCTS" means Systems and Parts.

              1.8 "UOB-TM- TECHNOLOGY" means the patented and unpatented technology utilized in the manufacture and operation of Products.

              1.9 "CONTRACT YEAR" means the 12-month period commencing on the first day of June 1 each year and ending on the last day of May of the next succeeding year. The initial Contract Year shall commence on the first day of July 2000, and end on the last day of June 2001.


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

              1.10 "TERRITORY" means the nations of the European Union, Norway and Switzerland.

              1.11 "MINIMUM PURCHASE" means the number of Systems required to be purchased by GDF during each period, as set forth in Exhibit 1.11 to this Agreement. The initial prices at which the Systems shall be sold to GDF are set forth on Exhibit 1.11 hereto. If, at the conclusion of any such period, GDF has failed to complete the purchase of at least half the minimum number (which will be rounded down to the next lower whole number only for year 2001) of Systems to be purchased by it during such period, GDF shall immediately submit a firm order for the purchase of the number of additional Systems needed to bring its purchases up to at least half the minimum number of units to be purchased by it during such period. Although the completion of the purchase of said additional Systems shall occur during a later period, such additional Systems shall not be counted toward completion of the minimum number of Systems to be purchased by GDF during such later period.

              1.12 "INDUSTRIAL EQUIPMENT" means any system or equipment that generates hydrogen gas by reforming on-site hydrocarbon fuels (e.g.,natural gas, propane, etc.), including (without limitation) any of the Systems (but not including any fuel cell system with an integrated hydrogen generator).

              1.13 "HYDROGEN GENERATION TECHNOLOGY" means any system or equipment or technology that generates or is combined or used in conjunction with other systems, equipment or technology to generate gases through the application of UOB-TM- Technology, and all such related products, equipment, systems, uses and applications that are described in or contemplated by the business plans of PGS, HBT or any of their Affiliates (as such business plans may be modified from time to time by them).

         2.   RECITALS.

              2.1 PGS has obtained from HBT the exclusive rights to sell and to grant others the right to sell Products everywhere in the world.

              2.2 PGS and GDF desire that GDF be the exclusive distributor of Products in the Territory.

         3.   DISTRIBUTION OF PRODUCTS.

              3.1 APPOINTMENT. PGS hereby appoints GDF as the exclusive distributor of Products in the Territory and agrees to sell Products to GDF for its own use or for resale in the Territory in accordance with the terms and conditions contained in this Agreement. PGS agrees that, except as otherwise expressly provided herein, so long as this Agreement is in effect, it will not appoint any other person as a distributor of Products in the Territory.

              3.2 ACCEPTANCE. GDF accepts said appointment and agrees to purchase, sell and service Products and otherwise conduct itself strictly in accordance with the terms and conditions of this Agreement. GDF further agrees that, while this Agreement is in effect, it will not engage, directly or indirectly, in the promotion, distribution or sale of, and it will not own or lease, any Industrial Equipment other than Industrial Equipment manufactured by PGS.

                  3.3 INTELLECTUAL PROPERTY. GDF shall acquire no interest in the UOB-TM- Technology, as it exists on the date of this agreement. Subject to the terms and conditions hereof, PGS and GDF shall jointly own any Intellectual Property rights in and to any improvement, enhancement or derivatives of UOB-TM- Technology that is developed solely or in part by GDF under this Agreement ("Shared Intellectual Property"). As a condition to the joint ownership of any such Shared Intellectual Property, GDF shall grant to HBT a worldwide exclusive, royalty free license to make, use, market and sell and otherwise exploit, in perpetuity (but if such term is not permitted, then for the longest period permitted by law), the Shared Intellectual Property in any manner and for any purpose other than the Excluded Field of Use (defined below). HBT shall grant to GDF a worldwide exclusive, royalty free license (the "GDF LICENSE") to make, use, market and sell and otherwise exploit, in perpetuity (but if such term is not permitted, then for the longest period permitted by law), the Shared Intellectual Property, provided, however, that the GDF License shall be limited to the Excluded Field of Use described in Section 3.4 of this Agreement. PGS and GDF shall execute all documents to facilitate the grant of said exclusive licenses.

                  3.4 LIMITATION ON GDF LICENSE; EXCLUDED FIELD OF USE. The "GDF License" under Section 3.3 of this Agreement shall be limited and confined to the "EXCLUDED FIELD OF USE" identified as all markets that do not involve any use or application of hydrogen (either as a fuel or otherwise) or Hydrogen Generation Technology, or any other market, use or application that is otherwise contemplated by PGS, HBT or any of their Affiliates under their respective business plans (as may be modified or supplemented from time to time). The GDF License to be granted under Section 3.3 of this Agreement does not include uses in any field of use that involve markets, applications or uses (of any kind) contemplated by PGS, HBT or any or their Affiliates, uses or applications involving Hydrogen Generation Technology and other uses not within the Excluded Field of Use.

                  3.5 MANUFACTURING LICENSE. At such time as PGS, HBT and all of their Affiliates are unwilling or unable to manufacture or sell Industrial Equipment, HBT shall negotiate with GDF in good faith to grant an exclusive (except for HBT and its Affiliates) license to use the UOB-TM-Technology for the manufacture and sale of Industrial Equipment in Europe for a reasonable royalty.

                  3.6 COVENANTS RELATING TO FUEL CELL SYSTEMS. GDF will assist HBT in the development, demonstration and commercialization of fuel cell systems and equipment in Europe. If HBT determines that a role for GDF exists as distributor of such systems and equipment in Europe, HBT will use commercially reasonable efforts to facilitate an arrangement between GDF and a manufacturer of fuel cell systems under which GDF will act as distributor of such systems and equipment in Europe.

4.       SALE AND PURCHASE OF PRODUCTS

                  4.1      ESTIMATES AND ORDERS.

                           4.1.1    Not less than 180 days prior to the
commencement of each Contract Year subsequent to the initial Contract Year, GDF shall provide PGS with an estimate of the quantities of Products which it expects to purchase during that Contract Year. GDF shall promptly notify PGS of changes in said estimates.

                           4.1.2    From time to time, GDF shall submit to PGS
firm, written orders for Products.

                           4.1.3    No contract for sale of Products by PGS
or HBT shall result except by PGS' written acceptance of an order submitted by GDF or by PGS' shipping Products pursuant to said order. PGS will provide the written acceptance within 15 days of receipt of the order. Notwithstanding any provisions of GDF's order, each contract of sale shall be subject to the terms and conditions contained in this Agreement and, insofar as they do not conflict with the terms and conditions in this Agreement, to the terms and conditions in PGS' acceptance. No order for Systems shall be accepted until PGS has received payment in the amout of 20% of the purchase price of the Systems covered thereby.

         4.2      PRICES

         The prices at which PGS shall sell Products to GDF shall be PGS' prices in effect on the date the order therefor is accepted by PGS. PGS may change its prices for Products from time to time on ninety (90) days' written notice to GDF. No price change shall affect the prices of Products sold pursuant to orders accepted by PGS prior to the effective date of such change.

         4.3      TERMS

         - All sales of Products shall be F.O.B. PGS' warehouse in Rancho Dominguez, California, U.S.A. Products shall be shipped to the place or places designated in the order therefor. Products shall be packaged for export by PGS at no additional charge. Notwithstanding anything to the contrary in this Agreement, risk of loss of Products shall pass from PGS to GDF at the time and place of delivery thereof by PGS to the carrier transporting the same from the F.O.B. point. PGS shall bear the sole responsibility for the payment of any taxes, duties, etc. payable in connection with the sale of Products by PGS to GDF and the export thereof from the U.S.A. GDF shall bear the sole responsibility for the payment of any taxes, etc. payable in connection with the resale of Products by GDF and for the payment of any import duties or the like in conncection with the importation thereof into the Territory. Unless otherwise agreed by the parties, all amounts under this Agreement shall be payable in U.S. Dollars. As an accommodation to GDF, PGS shall arrange for shipment of the Products and their delivery to GDF. As consideration for the services rendered by PGS in arranging for the shipment and delivery of the Products to GDF, GDF shall pay to PGS a reasonable administrative fee and reimburse PGS for all amounts advanced by PGS on behalf of GDF.

         - the transfer of the ownership of the products shall occur at the delivery point FOB PGS' warehouse in Rancho Dominguez.

         4.4 ACCEPTANCE TESTING. PGS shall give GDF not less than fifteen (15) days' written notice of the date each System to be sold to GDF shall be ready for pre-shipment acceptance testing in accordance with the procedures described in Exhibit 4.4 to this Agreement. GDF representatives may attend such acceptance testing at GDF's expense. If no GDF representative attends such acceptance testing, an officer of PGS will sign the acceptance sheet and, before shipment of the System, forward it to GDF for inspection. PGS shall have no obligation to ship any System unless PGS receives written confirmation of GDF's approval of the results of the acceptance testing.

         4.5 WARRANTIES 4.5.1 PGS warrants to GDF that each item of Products will be free from defects in workmanship and materials and will perform in accordance with the written specifications therefor for the period ending on the earlier of (i) twelve (12) months after it first becomes operational at the location of its end user, or (ii) eighteen (18) months after the risk of loss thereto passes to GDF. If any item of Products fails to conform to this warranty, GDF shall, if requested by PGS, return such non-conforming item to PGS (at PGS's expense). PGS shall promptly, at its option, repair or replace such item using new or rebuilt parts. This warranty shall not apply to malfunctions caused by normal wear and tear or by any alteration, modification or improper repair of the items or to defects or malfunctions due to abuse or misuse or failure to follow operating instructions. The aforesaid warranty is the only warranty made by PGS or HBT with respect to Products and is in lieu of all obligations or liabilities on the part of PGS or HBT for damages, including, but not limited to consequential damages arising out of or in connection with the sale, use or performance of Products. In no event shall PGS or HBT be liable for loss of profits or other consequential damages.

                  PGS and GDF may modify this warranty at the time of equipment purchase by GDF upon written mutual consent.

                  GDF shall not make any warranties or representations with respect to Products on behalf of PGS or HBT. GDF shall indemnify and hold PGS and HBT harmless from all claims and damages, including attorneys' fees, resulting from GDF's violation of this Section.

         4.6 TRADEMARKS AND MARKINGS. GDF is authorized to use, in connection with the sale, promotion and advertising of Products the marks "UOB", "HBT" and such other trademarks as may be used by PGS in the advertising, promotion and sale thereof. PGS makes no warranty with respect to any such trademarks. GDF shall have no right or interest in or claim to any such marks, shall not use the same in any manner which might tend to defeat or diminish them and shall immediately discontinue the use thereof upon demand of PGS, and, in any event, upon termination of this Agreement. GDF shall not remove, cover or obliterate any markings or information placed on Products or the packaging thereof as supplied by PGS unless GDF is required to do so to comply with laws and regulations in the jurisdiction in which such Products are to be used or resold. GDF shall place such translations of such markings and information and such additional labels on Products and the packaging thereof as may be required by applicable laws, regulations and orders.

         4.7      ALTERATION OF DESIGN OF PRODUCTS

         PGS reserves the right, from time to time, to alter the design of Products. PGS shall not incur any liability thereby or any obligation to alter or repurchase Products previously sold by PGS to GDF. Notwithstanding the foregoing, PGS shall not materially alter the design of Products with respect to which GDF shall have submitted a purchase order at any time after PGS accepts such purchase order without GDF's written approval.

         4.8      DISTRIBUTOR'S RESPONSIBILITIES

         GDF and its Affiliates and/or subcontractors (collectively referred to as "GDF" in this Section 4.8) shall, at their sole expense, while this Agreement is in effect:

                  4.8.1    promote, market and sell Products in the Territory.

                  4.8.2 maintain a fully staffed force of well-trained sales personnel and have such personnel call on all existing and potential purchasers of Products in the Territory on a regular basis as frequently as is required by good business practice.

                  4.8.3 maintain tools and a staff of technicians sufficient in size and training to provide for the efficient installation, servicing and repair of Products.

                  4.8.4 maintain such inventories of Parts as may be reasonably necessary to fulfill GDF's sales and service obligations.

                  4.8.5 make periodic reports to PGS of its promotional, marketing and sales activities. Such reports shall be made as frequently and shall contain such information and be in such form as PGS may from time to time specify.

                  4.8.6 keep PGS advised of market and economic conditions, market trends and such other information as may assist PGS in planning its activities.

                  4.8.7 notify PGS promptly upon learning of any infringements of Products or of any of the trademarks referred to in Section
4.6 of this Agreement. PGS shall not be obligated to take any action with respect to such infringements. GDF shall cooperate fully in investigating any such instance and, on PGS' or HBT's request, shall provide reasonable assistance in any action that PGS or HBT chooses to take with respect thereto. All expenses (including expenses incurred by GDF at the request of PGS or HBT) of any such action shall be paid by PGS or HBT; all recoveries obtained from the prosecution of any such action shall be retained by PGS or HBT.

                  4.8.8 comply with all laws, rules and regulations applicable to its performance pursuant to this Agreement, procure and maintain all licenses and permits necessary to the performance of its business and conduct its business in a manner so as to not bring discredit upon the reputation of Products, PGS or HBT.

         5. CONFIDENTIALITY. During the term of this Agreement and any renewal thereof and for a period of three (3) years after the termination thereof, each of the parties shall safeguard and treat as confidential the terms of this Agreement and all price lists and quotations, technical information and particulars and other information supplied by or on behalf of the other party.

conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents.

       7.     INFORMATION, TRAINING, ETC.

              7.1 PGS shall provide GDF with such manuals, information and particulars respecting Products as GDF reasonably may require and with copies of such brochures and other sales materials as are being used by PGS. All such information and materials shall be in the English language. GDF, at its sole expense, shall prepare such translations thereof as it may require.

              7.2 PGS shall provide and GDF shall cause its technical personnel to attend instruction and training sessions in the installation, operation, servicing and repair of Products. Such instruction and training sessions shall be conducted at PGS' facilities in the United States. The times and duration of such training sessions and the number of trainees to be included in each such session shall be arranged in advance by the parties. PGS shall make no charge for such instruction and training; however, all expenses of such trainees, including, without limitation, their salaries, benefits, transportation and living expenses, shall be borne by GDF.

       8.     INDEMNIFICATION

              8.1 INDEMNIFICATION BY PGS. PGS shall defend, indemnify and hold GDF free and harmless from and against any and all claims, actions, liabilities, judgments, settlements and costs (including reasonable attorneys' fees) resulting from or arising out of defects or alleged defects in workmanship and materials in Products as supplied by PGS, provided said defects were latent and were not actually discovered by GDF prior to its use or resale of said Products. PGS shall further defend, indemnify and hold GDF free and harmless from and against any and all claims, actions, liabilities, judgments, settlements and costs (including reasonable attorneys' fees) resulting from or arising out of infringements of the intellectual property rights of others that relate to the UOB-TM- Technology and the sale of the Products.

              8.2 INDEMNIFICATION BY GDF. GDF shall defend, indemnify and hold PGS free and harmless from and against any and all claims, actions, liabilities, judgments, settlements and costs (including attorneys' fees) resulting from or arising out of (i) GDF's or its employees' or agents' activities, (ii) a defect or alleged defect in Products resulting from any modification thereof by or for GDF by a third party, (iii) a defect or alleged defect in Products that was discovered by GDF before its use or resale by GDF or
(iv) a defect or alleged defect in Products resulting from or occurring during the shipment of the Products that has been or should have been discovered by GDF before its use or resale by GDF.

              8.3 INDEMNIFICATION PROCEDURES. The party seeking indemnification shall give the indemnifying party prompt written notice of the institution of the action or the making of the claim for which indemnification is sought. The indemnifying party shall pay all costs incurred in the defense of such action or claims and any damages and costs that may become payable pursuant to a judgment or decree in or settlement of such action or claim which is not covered by insurance and shall have the right to control all aspects of the defense and disposition of such pursuant to a judgment or decree in or settlement of such action or claim which is not covered by insurance and shall have the right to control all aspects of the defense and disposition of such claim or action. The party being indemnified shall assist the indemnifying party by providing information and witnesses as needed. The indemnified party shall not be entitled to recover from the indemnifying party profits it lost, or may claim to have lost, or other consequential damage it may have suffered, or may claim to have suffered as a result of such action or claim. The party being indemnified may be represented by its own attorneys, at its own expense; provided, however, such attorneys will act only in an advisory capacity.

       9.     TERM AND TERMINATION

              9.1 TERM. This Agreement shall have an initial term commencing upon the date first above set forth and, unless earlier terminated as hereinafter provided, continuing in effect until June 30, 2005. Not less than one hundred eighty (180) days prior to the expiration of the initial and each renewal term, the parties shall commence discussions with respect to renewing this Agreement.

              9.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated at any time by either party if the other party defaults in the performance of any material provision of this Agreement and such default continues for a period of ninety (90) days after notice in writing thereof or is adjudged a bankrupt, makes an assignment for the benefit of creditors, has a receiver appointed, files a petition in bankruptcy, initiates reorganization proceedings or has a petition in bankruptcy filed against it and fails to have such petition dismissed within sixty (60) days after such filing.

              9.3 TERMINATION BY PGS. In addition to the termination rights set forth in Section 9.2, above, PGS may terminate this Agreement, in whole or in part, at any time upon written notice to GDF if GDF fails to complete the required purchase of the minimum number of Systems during any 12 month period in accordance with Section 1.11 and Exhibit 1.11 to this Agreement. GDF will have an additional 12 months to fulfill the minimum purchase requirement following receipt of the written notice by PGS.

              9.4 TERMINATION RIGHTS ABSOLUTE. The aforesaid rights of termination are absolute; neither party shall be liable to the other for any loss, damage or indemnity by reason of the exercise of said rights and all claims therefor are hereby expressly waived.

              9.5 RIGHTS AND DUTIES AFTER TERMINATION. Except as hereinafter provided, upon termination of this Agreement, GDF shall cease the distribution and sale of Products and shall cease all use of the trademarks referred to in
Section 4.6 of this Agreement. PGS shall fill orders for Products from GDF which were accepted by PGS prior to the effective date of termination and GDF shall accept delivery of and pay for all such orders. PGS shall continue to sell Parts to GDF for ten (10) years after termination of this Agreement and provide assistance for customer service for the products already delivered at reasonable cost to GDF.

       10. FORCE MAJEURE. If either party is unable to carry out its obligation under this Agreement (other than payment of money), either wholly or in part, for a period of ten consecutive days as a result of acts of God, strikes, lockouts, or other industrial disturbances, wars, blockades, embargoes, insurrections, riots, acts or orders of government, explosions, fires, floods, perils of the sea, or any other cause not within the control of the party claiming relief from any of the requirements of this Agreement, and which by exercise of due diligence said party is unable to prevent or overcome, the party so failing shall give written notice and full particulars of such cause or causes to the other party as soon as possible after the occurrence of any such cause, and thereupon such obligations shall be suspended during the continuance of such hindrance, which, however, shall be remedied with all possible dispatch, and the obligations, terms and conditions of this Agreement shall be extended for such period as may be necessary for the purpose of making good any suspension so caused. If such hindrance shall last for six (6) consecutive months or more, either party, by notice in writing to the other, may terminate this Agreement.

       11. RIGHT OF FIRST REFUSAL OF MANUFACTURING IN THE TERRITORY. If, at any time that this Agreement is in effect, PGS determines to directly or indirectly commence the manufacture of Systems in the Territory for marketing, sale and distribution solely in the Territory, it shall first extend to GDF an offer to enter into a joint venture for such manufacturing, with GDF to have not less than a 51% interest in such joint venture. Each party shall be responsible for and shall pay its proportionate share of the costs and expenses associated with the development of such joint venture and the development and construction of all production and other facilities in the Territory that are related to such joint venture. If the parties have not entered into such a joint venture within six (6) months after PGS extended such an offer to GDF, PGS shall have the right to commence the manufacture of Systems in the Territory, alone or with another joint venturer; provided, however, the terms upon which such other joint venturer enter into such joint venture shall be no more favorable to it than those that had been offered to GDF.

       12.    GENERAL PROVISIONS

              12.1 The failure of either party to enforce at any time, or for any period, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision. No claim or right arising out of the breach of this Agreement may be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing and signed by the aggrieved party.

              12.2 ASSIGNMENTS. No party of this agreement may assign its rights or obligations to any third party without the written consent of the other parties. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any right, remedy, obligation or liability under or by reason of this Agreement, except as expressly provided in this Agreement.

              12.3 CONSTRUCTION OF AGREEMENT. No course of prior dealing between the parties and no usage of the trade shall be relevant to supplement, explain or vary any of the terms used in this Agreement. The titles of each paragraph and subparagraph hereof are solely for convenience of use and shall not be construed to be a part of or to affect the interpretation of any provision of this Agreement.

              12.4   REMEDIES, ATTORNEYS' FEES AND COSTS.

                     12.4.1 Except as otherwise provided, any and all disputes between the parties concerning this Agreement including but not limited to the rights and obligations created hereunder that cannot be amicably resolved shall be determined solely and exclusively by arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceedings shall be held in Los Angeles County, California, U.S.A. The parties may take depositions and obtain discovery prior to the hearing in accordance with the provisions of section 1283.05 of the California Code of Civil Procedure, which section is incorporated herein by this reference.

                     12.4.2 The prevailing party in any arbitration or in any action brought to enforce or interpret the terms of this Agreement or to enforce any arbitration award shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

       12.5 APPLICABLE LAW. This Agreement shall be deemed to have been entered into in California, U.S.A. and shall be governed and construed in accordance with the laws of the State of California, excluding the choice of laws rules thereof. In the event any provision hereof is held by a court of competent jurisdiction to be invalid or unenforceable or to violate any applicable law, it shall be deemed null and void to the extent thereof, without affecting the balance of this Agreement. The United Nations Convention on Contracts for the International Sales of Goods shall not be applicable to this Agreement.

       12.6 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the address and number set forth below, provided that the sender can produce proof of receipt; or (c) three (3) business days after deposit with an international express delivery service, prepaid and addressed to the other party as set forth below.

              To Gaz de France:

              23, rue Philibert Delorme
              75017 Paris
              France
              a l'attention du Directeur du marketing strategique
              Fax Number: 33 1 47 54 31 75

              To PGS:

              Phoenix Gas Systems, LLC
              3925 Vernon Street
              Long Beach, CA 90815

                  Attn: David Moard
                  Fax Number: (562) 597-8780



                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by fascimile hereto but the absence of such confirmation shall not affect the validity of any such facsimile communication, provided that the sender produces proof of receipt (if requested). A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.6 by giving the other party written notice of the new addresses in the manner set forth above.

         12.7 COMPLETENESS OF INSTRUMENT. There are no understandings not contained in this Agreement. This Agreement shall supersede all previous contracts, arrangements or understandings that may have existed or may exist between the parties; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to terminate or supersede: (i) certain surviving obligations under that certain Development and Demonstration Program for the Phoenix Gas Systems' On-Site Hydrogen Generation System, dated October 28, 1999, as described in that certain Conversion and Omnibus Termination Agreement and General Release dated on or about the date hereof, by and between G.D.F International, on the one hand, and HBT and PGS, on the other hand, or (ii) the provisions of that certain Joint Development Preliminary Agreement executed by the parties hereto on or about the date hereof, which agreement shall continue in full force and effect until terminated in accordance with its terms. This Agreement may be amended only by written instrument signed by duly authorized officers of the parties.

         12.8 FURTHER ASSURANCES. The parties shall execute and deliver such further documents and instruments and perform such acts as may be necessary or desirable to effectuate the purposes of this Agreement.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, this Agreement is effective as of the day and year herein above first written.



                                       "PGS":

                                       Phoenix Gas Systems LLC

                                       By: /s/ David Moard
                                           -----------------------------------

                                       Title: President
                                              ---------

                             Address:  3925 Vernon Street
                                       Long Beach, CA 90815



                                       "HBT":

                                       Hydrogen Burner Technology Corporation

                                       By: /s/ David Moard
                                           -----------------------------------

                                       Title: President and CEO
                                              -----------------

                             Address:  3925 Vernon Street
                                       Long Beach, CA 90815



                   [SIGNATURE PAGE TO DISTRIBUTION AGREEMENT]

         IN WITNESS WHEREOF, this Agreement is effective as of the day and year herein above first written.

                                       "GDF":

                                       Gaz de France

                                       By: /s/ Bernard Leblanc
                                           -------------------------

                                       Name: Bernard Leblanc
                                             ---------------

                                       Title: Directeur General Delegue
                                              -------------------------

                             Address:  23, rue Philibert Delorme
                                       75017 Paris
                                       France

                                       Fax Number: 33 1 47 54 74 25


                   [SIGNATURE PAGE TO DISTRIBUTION AGREEMENT]

                                 EXHIBIT 1.5

                HYDROGEN GENERATING SYSTEMS MANUFACTURED BY PGS

UNDER-OXIDIZED BURNER (UOB-Trademark-) SKID

     A UOB-Trademark- reactor with or without catalyst, CO Shift reactors, heat exchanger, water injection device, water knockout vessel and ancillary equipment, including skid, piping, valves, meters, pressure and electrical controls. Fully automatic operation by proprietary PLC software. Modem included for remote monitoring.

PRESSURE SWING ADSORPTION (PSA) UNIT

     The PSA unit is provided by Questor Industries, Inc. under an arrangement with PGS and purifies the UOB-Trademark- process gas stream. The variable speed, multiport, rotary valves enable adjustment of the product hydrogen purity, with higher purity produced at the expense of lower product capacity.

AIR COMPRESSOR

     A heavy duty, oil-flooded, rotary screw type, continuous service, V belt driven, air cooled, skid mounted, air compressor, and discharge vessel (as required). PGS designed and engineered for integration with the UOB-Trademark- system.

NATURAL GAS COMPRESSOR

     A heavy duty, industrial, continuous service, belt driven, air cooled, skid mounted, natural gas compressor. Includes skid piping, valves, meters, pressure and electrical controls and discharge vessel (as required). PGS designed and engineered for integration with the UOB-Trademark- system.



                                 Exhibit 1.5 to
                            Distribution Agreement

                                 EXHIBIT 1.11
                        MINIMUM PURCHASE REQUIREMENTS

Subject to the conditions and terms of the Distribution Agreement, GDF's continued appointment as the exclusive distributor of the Products in the Territory is subject to meeting a minimum purchase requirement. The minimum purchase requirement for year 2001 (rounded down to the next lower number) is indicated below. At the end of the one-year period the parties to the Distribution Agreement will mutually agree upon a new minimum purchase requirement for the new term. However, the take or pay quota will remain at 50% of the minimum purchase requirement, and such minimum purchase requirements shall be consistent with and based on the projected number of sales reflected in the current PGS business plans. If, for any given 12 month period, the actual sales in the U.S. are different from those projected in the business plan, the minimum purchase requirement will be adjusted, up or down, in a proportionate amount.

          ----------------------------------------------------------
                                       MINIMUM PURCHASE REQUIREMENT
                                               FOR YEAR 2001
          ----------------------------------------------------------
          4200 SCFH SYSTEM                           5
          ----------------------------------------------------------
           600 SCFH SYSTEM                           3
          ----------------------------------------------------------

Therefore, the take or pay quota for year 2001 is 2 for the 4200 SCFH units and 1 for the 600 SCFH units, subject to adjustment reflecting the actual vs projected sales in the US.


EQUIPMENT PRICING

Systems initially shall be sold to GDF at the following prices:

(U.S. dollars-Natural Gas Equipment, FOB Long Beach)


ITEM                                       600 SCFH           4,200 SCFH
UOB-Trademark- Skid & PSA                  $220,000            $410,000
Air Compressor Package                     $ 33,500            $ 47,500
Natural Gas Compressor Package             $ 42,000            $ 35,000
